OPPENHEIMER QUEST FUNDS
                          Instructions to Callers


Hello, Mr./Ms. (Shareholder). My name is ___________. I am calling from D.F. King & Co., Inc., on behalf of the Oppenheimer Quest Fund, Inc., ___________ Account regarding your investment in the Fund. We are assisting the Fund in connection with the voting of proxies for its Special Shareholders Meeting, which is scheduled to be held on April 30, 1997. I am calling you to check on the status of your vote and to assist, if I may, with the voting of your shares. Do you have a moment?

Have you received the Oppenheimer Quest Fund, Inc. _________
Account proxy material dated March 24, 1997?

If No: Confirm shareholders address for the purpose of sending proxy materials. Ask the shareholder to review the material upon receipt and vote his/her shares by signing, dating and mailing the proxy card (or cards if the shareholder owns more than one fund) in the return envelope provided. Inform the shareholder that if he/she wishes to give instructions to vote by telephone, he/she may call 1-800-859-8515 to do so. Thank the shareholder for his/her time. (End phone call.)

If Yes:  Have you reviewed the material?

If No: Offer to summarize the proxy material for the holder. Briefly explain the items on the meeting agenda. Inform the shareholder of the Board's recommendation on the proposals. Answer questions using the proxy materials. (DO NOT GUESS). Be sure that you answer any questions fully. The holder may make a voting decision based upon the information you provide, so you should not omit any pertinent information, nor may you include any opinion or recommendation other than that of the Board. If the shareholder has questions outside the scope of the proxy statement, politely refer them to the Fund at 1-800-525-7048. If the shareholder asks for advice, inform him/her that the Board of Directors unanimously recommends a vote in favor of the proposals.

After answering all questions, offer the shareholder the opportunity to vote by telephone. (See section below entitled
"Voting Instructions").

If Yes:  Do you have any questions?

If Yes: Only answer questions using the proxy materials. (DO NOT GUESS). If the shareholder has questions outside the scope of the proxy statement, politely refer them to the Fund at 1-800-525-7048. If the shareholder asks for advice, inform him/her that the Board of Directors unanimously recommends a vote in favor of the proposals.

After answering all questions, offer the shareholder the opportunity to vote by telephone. (See section below entitled
"Voting Instructions").

If No: Ask the shareholder if he/she wishes to give instructions to vote by telephone. (See "Voting Instructions" below).

                            Voting Instructions


Let the shareholder know that you will be recording the next part of the call, to ensure accuracy in their vote. Confirm the shareholders' identity by having them repeat their full name, address and the last 4 digits of their social security number on tape. Record the shareholders' vote on all proposals.

If the shareholder asks for advice, inform him/her that the Board of Directors unanimously recommends a vote in favor of the proposals.

Inform them that a confirmation letter will be sent to them with a phone number to call if an error was made in recording their vote or if they wish to change their vote for any reason. Thank the shareholder for his/her time, and end the phone call.

                          OPPENHEIMER QUEST FUNDS

        Instructions For Leaving a Message on an Answering Machine



Hello, my name is ________________. I am calling from D.F. King & Co., Inc. We are assisting Oppenheimer Quest Funds ___________ Account in regard to its Special Meeting of Shareholders, which will be held on April 30, 1997. As an owner of the Fund, you should have received proxy materials dated March 24, 1997. At your earliest convenience please sign, date and mail the proxy card(s) in the return envelope provided to you. If you wish to give instructions on the vote by telephone, or if you have questions about this message or the voting process, please call D.F. King & Co., Inc. at 1-800-859-8515. Thank you for your time. If you have already mailed your proxy card, please disregard this call and accept our thanks.






PROXY\257SOLIC